Exhibit 99.2

Anthera Pharmaceuticals Regains Compliance with Nasdaq Listing Requirements

HAYWARD, Calif., Feb. 10, 2015 /PRNewswire/ -- Anthera Pharmaceuticals (NASDAQ: ANTH) today announced that the company has received formal notification from the Nasdaq Stock Market ("Nasdaq"), indicating that the Company has regained compliance with Listing Rule 5450(b)(1)(A), which requires a minimum of $10,000,000 in stockholders' equity or maintaining a market value of $50,000,000 or greater for ten consecutive business days.   Nasdaq has determined that Anthera has maintained market value of at least $50,000,000 for the last ten consecutive business days and as such, the Company has met alternative listing requirements for continued listing.

About Anthera Pharmaceuticals

Anthera Pharmaceuticals is a biopharmaceutical company focused on developing and commercializing products to treat serious and life-threatening diseases, including systemic lupus erythematosus, IgA nephropathy, and exocrine pancreatic insufficiency due to cystic fibrosis.

Safe Harbor Statement

Any statements contained in this press release that refer to future events or other non-historical matters, including statements that are preceded by, followed by, or that include such words as "estimate," "intend," "anticipate," "believe," "plan," "goal," "expect," "project," or similar statements, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Anthera's expectations as of the date of this press release and are subject to certain risks and uncertainties that could cause actual results to differ materially as set forth in Anthera's public filings with the SEC, including Anthera's Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.  Anthera disclaims any intent or obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.

CONTACT: Dennis Lutz of Anthera Pharmaceuticals, Inc., dlutz@anthera.com or 510.856.5598.